Exhibit 99.1

Castellum, Inc. Announces the Award of a $66.2 million Full and Open Contract to its SSI Subsidiary

VIENNA, Va., Oct. 31, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its Specialty Systems, Inc. (“SSI”) subsidiary has been awarded a $66.2 million full and open, five year contract for logistics, engineering, cyber support services needed in support of the Naval Air Warfare Center Aircraft Division (“NAWCAD”) Lakehurst (“LKE”) Mission Operations & Integration (“MO&I”) Department. NAWCAD LKE is the lead activity responsible for Navy Aircraft Platform Support Equipment (“SE”), Aircraft Launch Recovery Equipment (“ALRE”), and provides support to additional Joint Service, Foreign Military Sales (“FMS”), and Department of Defense (“DoD”) programs. The MO&I department consists of three divisions: the Digital Engineering Division, the Engineering Integration Division, and the Logistics and Maintenance Integration Division. All three of these divisions support ALRE and SE teams at NAWCAD LKE. SSI will provide services supporting the execution of logistics, engineering, and cyber work products for aircraft carriers and air-capable ships and associated support systems.

This award represents Castellum’s first full and open prime contract win with no small-business set-aside restrictions. It is also the second-largest contract win in the company’s history. As with all government contract awards, it is subject to potential protests, government funding, and the government's ability to terminate contracts for cause or for convenience. Please see Castellum’s risk factors in its annual report on Form 10-K for further information.

“This win is the reflection of the hard work of our SSI leadership and CTM professionals. It is an example that our targeted strategy to focus on full and open opportunities in our pipeline as we transition to a large business is working,” said Drew Merriman, Chief Operating Officer of Castellum.

“Our CTM team is on a roll. I am excited, encouraged, confident and indeed very proud of our incredible CTM team that has brought home two major prime contracts in the past seven months: First our $103M+ win which we announced in February and now this $66M+ win in the Full and Open category amongst SeaPort contract holders, overcoming keen competition from a number of other very capable large businesses.

Here’s what it means for our CTM team:

It significantly expands and strengthens our already strong mission, technological capabilities, services, and solutions to support our current and new Mission customers, as well as our shared vital national security missions supporting our Warfighters across the globe. It continues to build on our already strong business base and foundation, with new professionals joining and strengthening our CTM team, and with strong, steady revenue and profitability growth. It strengthens our winning culture as a growing company in the large business category, focused, driven, and totally committed to more organic growth. Also, it allows us to reinvest in our CTM in key areas to further business growth through the development of our own technological solutions and products, as well as the thoughtful pursuit of the right potential M&A options.

This new and great opportunity is a direct reflection of our people's unwavering determination and tenacity. Our CTM Professionals are tested, proven, and represent the best of the best in our industry, providing world-class service and support to our vital Mission customers. They are truly the very heart of our company and amaze me each day with their unparalleled dedication, skills, talents, and experience. I could not be more encouraged for our people, our Mission customers, and our shareholders as we look ahead,” said Glen Ives, President and Chief Executive Officer of Castellum.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S.DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/c8fdd28f-4c83-4b54-af4e-7338297a8cd8